Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com
XILINX ANNOUNCES RECORD FISCAL 2011 RESULTS;
Q4 SALES INCREASE 4% SEQUENTIALLY
SAN JOSE, CA, April 27, 2011— Xilinx, Inc. (Nasdaq: XLNX) today announced record fiscal 2011 sales of $2.37 billion, up 29% from the prior fiscal year. Fiscal 2011 net income increased 80% to of $641.9 million, or $2.39 per diluted share, versus fiscal 2010 net income of $357.5 million or $1.29 per diluted share.
Fourth quarter fiscal 2011 sales were $587.9 million, up 4% sequentially and up 11% from the fourth quarter of the prior fiscal year. Fourth quarter fiscal 2011 net income was $160.1 million, or $0.59 per diluted share.
Additional fourth quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

	Q4	Q3	Q4	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
Net revenues	$587.9	$567.2	$529.0	4%	11%
Operating income	$181.2	$183.5	$156.1	-1%	16%
Net income	$160.1	$152.3	$148.5	5%	8%
Diluted earnings per share	$0.59	$0.58	$0.54	2%	9%
“I am very pleased with our fiscal 2011 results. Record sales and continued fiscal discipline contributed to significant improvements in our profitability. Gross and operating margins were a record 65.4% and 33.6%, respectively, in fiscal 2011. This is up from 63.4% and 23.6%, respectively, in the prior fiscal year,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “In fiscal 2012, we will continue to demonstrate clear 28-nm technology leadership with our game changing product strategy. Xilinx was the first PLD company to tape out 28-nm product, the first to deliver 28-nm silicon to customers, and the first and only company to demonstrate working 28-nm silicon at the recent NAB Conference and Globalpress Electronics Summit. We have already taped out three 28-nm FPGAs thus far and we continue to expect the product rollout at this technology node to be the fastest in our history.”

Net Revenues by Geography:

	Percentages
	Q4	Q3	Q4	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
North America	27%	30%	33%	-8%	-8%
Asia Pacific	35%	38%	35%	-5%	12%
Europe	30%	22%	24%	40%	35%
Japan	8%	10%	8%	-7%	10%
Net Revenues by End Market:

	Percentages
	Q4	Q3	Q4	Growth Rates
	FY 2011	FY 2011	FY2010	Q-T-Q	Y-T-Y
Communications	47%	45%	47%	8%	10%
Industrial & Other	32%	34%	30%	-1%	18%
Consumer & Automotive	14%	15%	15%	-1%	8%
Data Processing	7%	6%	8%	12%	-2%
Net Revenues by Product:

	Percentages
	Q4	Q3	Q4	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
New	46%	43%	36%	10%	42%
Mainstream	26%	27%	31%	1%	-6%
Base	23%	25%	28%	-5%	-10%
Support	5%	5%	5%	4%	13%
Products are classified as follows:
New Products: Virtex®-6, Virtex-5, Spartan®-6, Spartan-3A and Spartan-3E product families
Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families
Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families
Support Products: Configuration products, HardWire, Software & Support/Services
Key Statistics: (Dollars in millions)

	Q4	Q3	Q4
	FY 2011	FY 2011	FY 2010
Annual Return on Equity (%)*	28	30	18
Operating Cash Flow	$245	$333	$104
Depreciation Expense	$13	$13	$12
Capital Expenditures	$17	$15	$11
Combined Inventory Days	133	130	79
Revenue Turns (%)	53	44	56

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Product and Financial Highlights — Fiscal 2011
•	Xilinx fortified its 28-nm leadership by shipping the industry’s first 28-nm FPGA, a Kintex™-7 device, in March. As Xilinx’s first mid-range FPGA family, Kintex-7 leverages the unified architecture shared across the 7 series families to enable the industry’s fastest product rollout of next generation programmable logic devices. At the same time, customers benefit with the ability to begin designs now that may ultimately migrate to Virtex®-7 or Artix™-7 FPGAs.

•	Xilinx extended its competitive leadership by taping out the industry’s first stacked silicon interconnect technology for delivering breakthrough capacity, bandwidth and power savings using multiple FPGA die in a single package. This FPGA-based platform approach currently has no competition in the marketplace. It is the result of five years of Xilinx research and development efforts coupled with industry leading technology from TSMC and our assembly suppliers.

•	Xilinx unveiled the Zynq™7000 family, the industry’s first Extensible Processing Platform, which tightly integrates a complete ARM(R) Cortex™-A9 MPCore™ processor-based system with 28-nm, low-power programmable logic. This product targets end markets such as video surveillance, automotive driver assistance, factory automation, and audio, video and broadcast and has already received a number of design wins.

•	Xilinx generated record cash flow and returned record value to shareholders in fiscal 2011 as measured by total dollars invested in buyback and dividend. In fiscal 2011, Xilinx generated over $720 million in cash, up from $554 million in the prior fiscal year. During the fiscal year, Xilinx increased its dividend by $0.03 per diluted share to $0.19 per diluted share and repurchased $469 million in stock.

Business Outlook — June Quarter Fiscal 2012
•	Sales are expected to be flat to up 4% sequentially.

•	Gross margin is expected to be approximately 64% to 65%.

•	Operating expenses are expected to be approximately $206 million, including $2 million of amortization of acquisition-related intangibles.

•	Other income and expense is expected to be an expense of approximately $8 million.

•	Fully diluted share count is expected to be approximately 274 million.

•	June quarter tax rate is expected to be approximately 16%.
Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the fourth quarter financial results and management’s outlook for the June quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 57880006. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the June quarter for fiscal 2012. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-Q and 10-K.
About Xilinx
Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	Apr. 2,	Apr. 3,	Jan. 1,	Apr. 2,	Apr. 3,
	2011	2010	2011	2011	2010
Net revenues	$587,852	$529,020	$567,190	$2,369,445	$1,833,554
Cost of revenues	203,703	185,484	194,419	819,558	671,803

Gross margin	384,149	343,536	372,771	1,549,887	1,161,751

Operating expenses:
Research and development	102,967	94,240	98,453	392,482	369,485
Selling, general and administrative	92,863	90,346	86,531	350,626	327,560
Amortization of acquisition-related intangibles	1,034	—	—	1,034	2,493
Restructuring charges	6,070	2,847	4,276	10,346	30,064

Total operating expenses	202,934	187,433	189,260	754,488	729,602

Operating income	181,215	156,103	183,511	795,399	432,149
Impairment loss on investments	(5,904)	(764)	—	(5,904)	(3,805)
Interest and other income (expense), net	(6,499)	6,655	(3,302)	(18,415)	(6,579)

Income before income taxes	168,812	161,994	180,209	771,080	421,765
Provision for income taxes	8,760	13,462	27,868	129,205	64,281

Net income	$160,052	$148,532	$152,341	$641,875	$357,484

Net income per common share:
Basic	$0.61	$0.54	$0.59	$2.43	$1.30

Diluted	$0.59	$0.54	$0.58	$2.39	$1.29

Cash dividends declared per common share	$0.16	$0.16	$0.16	$0.64	$0.60

Shares used in per share calculations:
Basic	263,603	274,686	259,418	264,094	276,012

Diluted	272,161	277,290	263,612	268,061	276,953

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Apr. 2,	Apr. 3,
	2011	2010
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,926,413	$1,386,605
Accounts receivable, net	286,464	262,735
Inventories	264,745	130,628
Deferred tax assets and other current assets	145,164	127,098

Total current assets	2,622,786	1,907,066
Net property, plant and equipment	380,570	365,878
Long-term investments	766,452	582,202
Other assets	371,042	329,172

Total Assets	$4,140,850	$3,184,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$268,377	$277,029
Deferred income on shipments to distributors	99,763	80,132

Total current liabilities	368,140	357,161
Convertible debentures	890,980	354,798
Deferred tax liabilities	403,990	294,149
Other long-term liabilities	63,123	57,740

Stockholders’ equity	2,414,617	2,120,470

Total Liabilities and Stockholders’ Equity	$4,140,850	$3,184,318

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	Apr. 2,	Apr. 3,	Jan. 1,	Apr. 2,	Apr. 3,
	2011	2010	2011	2011	2010

SELECTED CASH FLOW INFORMATION:
Depreciation	$12,923	$12,248	$12,500	$50,361	$50,180
Amortization	2,972	3,205	1,873	8,531	14,982
Stock-based compensation	14,963	15,471	14,754	60,258	56,481
Net cash provided by operating activities	244,967	103,870	332,527	724,152	554,291
Purchases of property, plant and equipment	16,655	10,612	14,880	64,979	28,152
Payment of dividends to stockholders	42,121	44,031	41,489	169,072	165,648
Repurchases of common stock	—	124,997	2,634	468,943	149,997
Proceeds from issuance of common stock to employees and excess tax benefit	105,135	50,389	24,991	177,759	63,556

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,154	$1,501	$1,092	$4,825	$5,180
Research and development	7,115	7,276	7,120	28,780	25,766
Selling, general and administrative	6,694	6,694	6,542	26,653	24,590
Restructuring charges	—	—	—	—	945